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                                                                  Exhibit 32


                            Certifications


In connection with the quarterly report on Form 10-Q for the quarter ended September 30, 2003 of American General Finance, Inc. as filed with the Securities and Exchange Commission on the date hereof (the Report), each of, Frederick W. Geissinger, President and Chief Executive Officer of the Company, and Donald R. Breivogel, Jr., Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                /s/  Frederick W. Geissinger
                                     Frederick W. Geissinger
                                President and Chief Executive Officer


                                /s/  Donald R. Breivogel, Jr.
                                     Donald R. Breivogel, Jr.
                                Senior Vice President and
                                  Chief Financial Officer


Date:  October 28, 2003